UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

PennyMac Mortgage Investment Trust

 (Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Repurchase Agreements with Citibank, N.A.

On June 8, 2018, PennyMac Mortgage Investment Trust (the “Company”), through three of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”), PennyMac Holdings, LLC (“PMH”), and PennyMac Operating Partnership, L.P. (“POP”), entered into amendments (collectively, the “Repurchase Amendments”) to (i) its amended and restated master repurchase agreement, dated as of March 3, 2017, by and among Citibank, N.A. (“Citibank”), PMC, PMH and PennyMac Loan Services, LLC (“PLS”) (the “NPL Repurchase Agreement”); and (ii) its amended and restated master repurchase agreement, dated as of March 3, 2017, by and among Citibank, PMC, POP and PLS (the “Loan Repo Facility” and, together with the NPL Repurchase Agreement, the “Repurchase Agreements”).

Pursuant to the terms of the Repurchase Agreements, PMC, PMH or POP, as applicable, may sell to, and later repurchase from, Citibank certain residential mortgage loans. The NPL Repurchase Agreement is used by PMC and PMH to fund distressed mortgage loans. The Loan Repo Facility is used by PMC and POP to fund newly originated mortgage loans that PMC purchases from correspondent sellers and holds pending sale and/or securitization.  The obligations of PMC, PMH and/or POP under the Repurchase Agreements are joint and several and fully guaranteed by the Company. The mortgage loans are subserviced by PLS, a subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI).

Under the terms of the Repurchase Amendments, the termination date in each Repurchase Agreement was extended to June 7, 2019. In addition, the maximum aggregate purchase price provided for in each Repurchase Agreement was increased from $700 million to $900 million and the committed portion of each such amount was increased from $450 million to $650 million, in each case reduced by the aggregate outstanding purchase price under the other Repurchase Agreement and the aggregate outstanding purchase price under that certain Second Amended and Restated Loan and Security Agreement, dated as of March 24, 2017, as amended, by and among PMC and PMH, as borrowers, and Citibank, as lender (the “Citi Loan Agreement”).  The uncommitted amount under each Repurchase Agreement remains unchanged at $250 million, in each case reduced by the aggregate outstanding purchase price outstanding and attributable to the uncommitted amount under the other Repurchase Agreement. The committed amount under the Citi Loan Agreement remains unchanged at $200 million.

The Company, through PMC, PMH and/or POP, is required to pay Citibank certain fees and out of pocket expenses associated with the preparation of the Repurchase Amendments.  All other terms and conditions of the Repurchase Agreements remain the same in all material respects.

The foregoing descriptions of the Repurchase Amendments do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which have been filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

The foregoing descriptions of the NPL Repurchase Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the NPL Repurchase Agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 8, 2017; (ii) the full text of the related guaranty, which was filed as Exhibit 1.2 to the Company’s Current Report on Form 8-K filed on December 15, 2010; and (iii) the full text of any amendments to the NPL Repurchase Agreement filed thereafter.

The foregoing descriptions of the Loan Repo Facility and the related guaranty do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Loan Repo Facility, which was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 8, 2017; (ii) the full text of the related guaranty, which was filed as Exhibit 1.2 to the Company’s Current Report on Form 8-K filed on May 30, 2012; and (iii) the full text of any amendments to the Loan Repo Facility filed thereafter.

The foregoing description of the Citi Loan Agreement does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the Citi Loan Agreement, which was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 30, 2017; and (ii) the full text of any amendments to the Citi Loan Agreement filed thereafter.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Amendment Number Five to the Amended and Restated Master Repurchase Agreement, dated as of June 8, 2018, by and among PennyMac Loan Services, LLC, PennyMac Holdings, LLC, PennyMac Corp. and Citibank, N.A.

10.2

Amendment Number Five to the Amended and Restated Master Repurchase Agreement, dated as of June 8, 2018, by and among Citibank, N.A., PennyMac Corp., PennyMac Operating Partnership, L.P. and PennyMac Loan Services, LLC

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment Number Five to the Amended and Restated Master Repurchase Agreement, dated as of June 8, 2018, by and among PennyMac Loan Services, LLC, PennyMac Holdings, LLC, PennyMac Corp. and Citibank, N.A.

10.2

Amendment Number Five to the Amended and Restated Master Repurchase Agreement, dated as of June 8, 2018, by and among Citibank, N.A., PennyMac Corp., PennyMac Operating Partnership, L.P. and PennyMac Loan Services, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: June 14, 2018	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer